UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020 (November 10, 2020)

VINCO VENTURES, INC.

(f/k/a Edison Nation, Inc.)

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Broad Street, Suite 1004 Bethlehem, Pennsylvania	18018
(Address of principal executive offices)	(Zip Code)

(866) 536-0943

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2020, the Company, through its wholly owned subsidiary, Honey Badger Media, LLC, entered into a series of transactions with Honey Badger Media, LLC, a Delaware limited liability company.

Asset Purchase Agreement

Under the terms of the Asset Purchase Agreement (the “Agreement”), the Company (the “Buyer”) agreed to purchase from Honey Badger Media, LLC (the “Seller”) all of the Seller’s rights, title and interest in and to the Internet Websites, Domain Names, and all of the respective content, as specified in Exhibit A (the “Domains”) of the Agreement, and any other rights associated with the domains, including, without limitation, any intellectual property rights, all related domains, logos, customer lists and agreements, email lists, passwords, usernames and trade names; and all of the related social media accounts including but not limited to, Instagram, Twitter, Facebook, Instagram, and Pinterest at closing (collectively the “Purchased Assets”). In consideration for the sale of the Purchased Assets, the Buyer agrees to pay the Seller the amount of Three Hundred Thousand Dollars (US $300,000) (“Purchase Price”).

Platform License Agreement

Under the terms of the Platform License Agreement (the “License Agreement”), Honey Badger Media, LLC (the “Licensor”) hereby grants to the Company (the “Licensee”) a perpetual, exclusive, worldwide license (the “License”) to implement and commercialize the assets connected with the Platform, including, but not limited to, the right to use all of Licensor’s intellectual property rights comprising the Platform, owned by or licensed to Licensor that are utilized as part of the Platform (“Licensed Related Assets”), as set forth in Exhibit A of the License Agreement. In consideration for the License, the Licensee shall pay to the Licensor a fee equal to thirty percent (30%) of the Net Profits generated from Licensee’s clients through the Platform and Licensed Related Assets and the Licensee’s parent company shall issue the Licensor 750,000 shares of common stock.

Laurie Argall Employment Agreement

Under the terms of the Employment Agreement (the Employment Agreement”), Laurie Argall (the “Executive”) shall retain the role of Vice President of Digital Commerce. The initial term of the Employment Agreement shall be for a period commencing on November 10, 2020 and ending on the two (2) year anniversary of the Employment Agreement. The Executive shall receive a base salary of Sixty Thousand Dollars ($60,000) per year. Executive shall be entitled to three (3) weeks of comprehensive paid time off (includes vacation, sick and personal days) each year.

Item 8.01. Other Events

On November 4, 2020, the Company’s Board of Directors elected to form a new subsidiary, Honey Badger Media, LLC, for the purpose of entering into a series of business transactions. The Articles of Organization were filed with the Secretary of State of the State of Nevada on November 4, 2020.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement between Honey Badger Media, LLC and Honey Badger, LLC dated November 10, 2020
10.2	Platform License Agreement between Honey Badger Media, LLC and Honey Badger Media, LLC dated November 10, 2020
21.1	Articles of Organization Honey Badger Media, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2020

VINCO VENTURES, INC.

By:	/s/ Christopher B. Ferguson
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer